Exhibit 32

Certification Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, James J. Leto, President and Chief Executive Officer of GTSI Corp. (“the Company”) and Joe Ragan, Senior Vice President and Chief Financial Officer of the Company, certify that the Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 filed by GTSI Corp. with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents in all material respects, the financial condition and results of operations of GTSI Corp.

Date:       December 22, 2006

/s/ JAMES J. LETO
James J. Leto
President and Chief Executive Officer

/s/ JOE RAGAN
Joe Ragan
Senior Vice President and Chief Financial Officer